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                                                                   EXHIBIT 10.17

                           EXECUTIVE BONUS AGREEMENT


     This AGREEMENT is made and entered into as of the 2nd day of June, 2000, by and between MICHAEL J. CLOHERTY (hereinafter referred to as the "Executive") and ARTHUR J. GALLAGHER & CO. ("Corporation"), its subsidiaries, divisions and affiliated and related companies (hereinafter collectively referred to as the "Company").

     IN CONSIDERATION of the mutual covenants hereinafter made by each party to the other, the Executive and the Company agree as follows:

                       EMPLOYMENT AND BONUS COMPENSATION

     Paragraph One. The Company agrees to continue to employ the Executive in accordance with the terms of this Agreement. Company shall provide Executive with access to the resources and data of the Company to assist Executive in such management.

     Paragraph Two. The Company agrees that, in addition to the semimonthly payment of compensation as determined by Company, an annual paid vacation and various employee benefit plans, the Executive shall be entitled to participate in the AJG Financial Services, Inc. Bonus Plan, as amended from time to time, subject to the terms and conditions provided therein. A copy of the current AJG Financial Services, Inc. Bonus Plan is attached hereto as Schedule I.

                             FIDUCIARY OBLIGATIONS
                                OF THE EXECUTIVE

     Paragraph Three. The Executive agrees to devote his full energies, abilities, attention and business time to the performance of his employment obligations and responsibilities as assigned by the Corporation's management. The Executive further agrees that he will not engage in any activity which conflicts or interferes with, or in any way compromises, his performance of those obligations and responsibilities.

     Paragraph Four. The Executive recognizes that, by virtue of his employment by the Company and to assist him in the performance of his duties, he will be granted otherwise prohibited access to confidential and proprietary data of the Company which is not known either to its competitors or within the business community generally and which has independent economic value to the Company. This information (hereinafter referred to as "Confidential Information") includes, but is not limited to: data relating to the Company's unique marketing and servicing programs, procedures and techniques; business, financial, management, investment and personnel strategies; the criteria and formulae used by the Company in pricing its products and services; and other data relating to the financial administration and investment strategies of the Company. The Executive recognizes that this Confidential Information constitutes a valuable property of the Company, developed over a long period of time and at substantial expense. Accordingly, the Executive agrees that he will not, at any time during his employment by the Company, divulge such Confidential Information or make use of it for his own purposes or the purposes of another. The Executive
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agrees that all intellectual property, such as computer programs, systems or software, developed during his employment or as a result of his employment is work for hire performed by the Executive in the scope of his employment. The Company shall retain all proprietary rights to any and all such intellectual property. Executive agrees to execute any documents necessary to perfect Company's interest in such intellectual property upon Company's request.

                                 TERMINATION OF
                            EMPLOYMENT RELATIONSHIP

     Paragraph Five. The Executive and the Company understand and agree that each has the right, upon fourteen (14) days' written notice (hereinafter referred to as the "Notice Period"), to terminate the employment relationship for any reason whatsoever. The Company may, at its option, pay the Executive for the Notice Period in lieu of active employment during the Notice Period. It is further agreed that Company may terminate such employment without any notice in the event Executive breaches this Agreement, commits any dishonest or fraudulent act or is unable to lawfully perform his duties hereunder.

     Paragraph Six. The Company agrees to continue in effect during the Notice Period any compensation and benefits to which the Executive may be entitled as an employee of the Company. It is understood and agreed that at the expiration of the Notice Period, the Executive's entitlement to any such compensation and benefits shall cease.

     Paragraph Seven. The Executive agrees that during the Notice Period, he will cooperate fully with the Company in all matters relating to the winding up of any pending work and the orderly transfer to other Company employees of work for which he has most recently been responsible. The Executive further agrees that, during the Notice Period (whether or not active employment continues during the Notice Period), Executive's fiduciary duties to Company shall remain in effect.

     Paragraph Eight. The Executive agrees that, prior to the expiration of the Notice Period, he will return to the Company all literature, correspondence, memoranda, reports, summaries, manuals, proposals, prospectuses, contracts and other documents of any kind which relate in any way to the business of the Company, including specifically all materials which comprise or refer to the Company's Confidential Information. It is understood and agreed that the Executive will not retain any copy, facsimile or note intended to memorialize any such data.

     Paragraph Nine. The Executive understands and agrees that, during or at the expiration of the Notice Period, he will attend any meeting the Company may convene to: (i) review the status of the projects for which the Executive has most recently been responsible; (ii) ensure that the Executive has fully obtained his entitlements under this Agreement; and/or (iii) confirm that the Executive clearly understands the nature and scope of his post-employment obligations.


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                         POST-EMPLOYMENT OBLIGATIONS
                                OF THE PARTIES

     Paragraph Ten. The Company agrees that the Executive, upon the termination of his employment, shall be entitled to such severance pay, if any, as may then be provided for under the Company's personnel policies. It is understood and agreed that the Company may, in its discretion, increase both the amount of severance pay due the Executive, and the time period for distributing same.

     Paragraph Eleven. The Executive recognizes the highly sensitive nature of the Confidential Information to which he will have access during his employment, and acknowledges the Company's legitimate interest in safeguarding same from disclosure. Accordingly, the Executive agrees that, for a period of two (2) years following the termination of his employment for any reason whatsoever, he will not divulge the Company's Confidential Information or make use of it for his own purpose or the purpose of another.

     Paragraph Twelve. The Executive recognizes that employees of the Company are a valuable resource of the Company. Accordingly, the Executive agrees that, for a period of two (2) years following the termination of his employment for any reason whatsoever, he will not, directly or indirectly, solicit, induce or recruit any employee of the Company to leave the employ of the Company.

     Paragraph Thirteen. Notwithstanding anything contained herein to the contrary, the Post-Employment obligations of the Executive contained in Paragraph Eleven and Paragraph Twelve shall become null and void and have no further effect immediately upon a Hostile Change in Control of the Corporation as defined herein. The Company shall send written notice to the Executive within ten (10) days of a Hostile Change in Control of the Corporation, notifying the Executive that such event has taken place. Failure of the Company to send such notice shall not preclude the release of the Executive from the Post-Employment Obligations contained in Paragraph Eleven and Paragraph Twelve. For the purposes of this Paragraph Thirteen, the following definitions apply:

     A. The term "Hostile Change in Control" means a transaction, event or election constituting a Change in Control, which was not approved by, or, in an election, the directors elected were not nominated by, at least two-thirds of the members of the Board of Directors of the Corporation in office immediately prior to the Change in Control who have not died or become permanently disabled.

     B. The term "Change in Control" of the Corporation means and includes each and all of the following occurrences:

          1.   A Business Combination, unless:

               (a) the Business Combination is approved or authorized by the affirmative vote of the holders of not less than 80% of the outstanding shares of voting stock of the Corporation and the affirmative vote of the holders of not less than 67% of the outstanding shares of the voting stock held by shareholders other than Related Persons; or

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               (b)  the Continuing Directors of the Corporation by a two-thirds vote (i) have expressly approved in advance the acquisition of outstanding shares of voting stock of the corporation that caused the Related Person to become a Related Person, or (ii) have approved the Business Combination prior to the Related Person involved in the Business Combination having become a Related Person; or

               (c) the Business Combination is solely between this corporation and another corporation, 50% or more of the voting stock of which is owned by the Corporation and none of which is owned by the Related Person; or

               (d)  all of the following conditions are satisfied:

                    (i) The cash or fair market value of the property, securities or "other consideration to be received" per share by holders of common stock in the Corporation in the Business Combination is not less than the higher of:

                         (A) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Related Person in acquiring any of its holdings of the Corporation's common stock, or

                         (B) an amount that bears that same percentage relationship to the market price of the Corporation's common stock immediately prior to the announcement of such Business Combination as the highest per share price determined in (A) above bears to the market price of the Corporation's common stock immediately prior to the commencement of the acquisition of the Corporation's voting stock that caused such Related Person to become a Related Person, or

                         (C) an amount calculated by multiplying the earnings per share of the Corporation's common stock for the four fiscal quarters immediately preceding the record date for determination of stockholders entitled to vote on such Business Combination by the price/earnings multiple of the Related Person as of the record date as customarily computed and reported in the financial press.

               Appropriate adjustments shall be made with respect to (A), (B) and (C) above for recapitalizations and for stock splits, stock dividends, and like distributions; and

                    (ii) A timely mailing shall have been made to the stockholders of the Corporation containing in a prominent place
               (x) any recommendations as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors or Outside Directors may choose to state, if there are at

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

               the time any such directors, and (y) the opinion of a reputable nationally recognized investment banking or financial services firm as to the fairness from the financial point of view of the terms of the Business Combination to the stockholders of the Corporation other than the Related Person (such firm to be engaged solely on behalf of such other stockholders, to be paid a reasonable fee for its services by the Corporation upon receipt of such opinion, to be a firm that has not previously been significantly associated with the Related Person and, if there are at the time any such directors, to be selected by a majority of the Continuing Directors and Outside Directors).

          2. The acquisition of outstanding shares of the Corporation's voting stock that causes an individual, a corporation, partnership or other person or entity to become a Related Person.

          3. Individuals who at the beginning of any period of three consecutive years constitute the entire Board of Directors of the Corporation shall for any reason other than death or permanent disability during such period cease to constitute a majority thereof.

          4. A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Act of 1934, as amended.

     C. The term "Business Combination" shall mean (i) any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into a Related Person, (ii) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any Substantial Part of the assets either of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person, (iii) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation, (iv) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation, (v) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related person, (vi) the acquisition by the Corporation or a subsidiary of the Corporation of any securities issued by a Related Person, (vii) any reclassification of securities, recapitalization or other transaction designed to decrease the number of holders of the Corporation's voting securities remaining, if there is a Related Person, and (viii) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

     D. The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with their "Affiliates" and "Associates" (as defined as of November 1, 1983, in Rule 12b-2 under the Securities Exchange Act of 1934), "Beneficially Owns" (as defined as of November 1, 1983, in Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate 20% or more of the outstanding shares of the voting stock of the Corporation, and any Affiliate or Associate of any such individual,

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

     corporation, partnership or other person or entity; provided that Related Person shall not include any person who beneficially owned 20% or more of the outstanding shares of the voting stock of the Corporation on November 1, 1983. Without limitation, any shares of voting stock of the Corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Person.

     E. The term "Substantial Part" shall mean more than 30% of the fair market value of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

     F. The term "other consideration to be received" shall include, without limitation, capital stock of the Corporation retained by its existing public stockholders in the event of a Business Combination in which the Corporation is the surviving corporation.

     G. The term "Continuing Director" shall mean a director who was a member of the board of directors of the Corporation immediately prior to the time that the Related Person involved in a Business Combination became a Related Person, and the term "Outside Director" shall mean a director who is not
     (a) an officer or employee of the Corporation or any relative of an officer or employee or (b) a Related Person or an officer, director, employee, Associate or Affiliate of a Related Person, or a relative of any of the foregoing.

                                  ENFORCEMENT

     Paragraph Fourteen. The Executive and the Company understand and agree that any breach or evasion of any term of this Agreement will give rise to an action for breach of contract, which may be brought in any court of competent jurisdiction.

     Paragraph Fifteen. The Executive recognizes that the rights and privileges granted to him by this Agreement, his services and his corresponding covenants to the Company, are of a special, unique and extraordinary character, the loss of which cannot reasonably or adequately be compensated for in damages in any action at law or through the offset or withholding of any monies to which he otherwise might be entitled from the Company. Accordingly, the Executive understands and agrees that the Company shall be entitled to equitable relief, including a temporary restraining order and preliminary and permanent injunctive relief, to prevent a breach of this Agreement.

     Paragraph Sixteen. This Agreement shall be governed by and construed in accordance with the laws of the state of residence of Executive as of the date of this Agreement, as evidenced by the personnel records of the Company.

     Paragraph Seventeen. The provisions of this Agreement are intended to be interpreted and construed in a manner which makes such provisions valid, legal and enforceable. In the event any provision of this Agreement is found to be partially or wholly invalid, illegal or unenforceable, such provision shall be modified or restricted to the extent and in the manner necessary to render such provision valid, legal and enforceable. It is expressly understood and agreed between the parties that

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

this modification or restriction may be accomplished by mutual accord between the parties or, alternatively, by disposition of a court of law. If such provision cannot under any circumstances be so modified or restricted, it shall be excised from this Agreement without affecting the validity, legality or enforceability of any remaining provisions.

     Paragraph Eighteen. The Executive agrees that, in the event of a breach of the provisions of Paragraph Eleven or Twelve, or both, the time period specified in such paragraphs shall be extended by the number of days between the date of such breach and the date such breach is enjoined or other relief is granted the Company by a court of competent jurisdiction. It is the intention of the parties that the Company shall enjoy the faithful performance by Executive of the covenants specified in said paragraphs for the full time periods specified therein.

                                 MISCELLANEOUS

     Paragraph Nineteen. Except as hereinafter provided, this Agreement supersedes all existing Company policies, and all previous agreements between the parties, to the extent that such policies and agreements consider subject matters herein addressed. Any and all prior covenants entered into by Executive for the benefit of Company and relating to restrictions on Executive's business activities after termination of employment with Company remain in full force and effect. Company, however, agrees that the contingent release of Post-Employment obligations contemplated by Paragraph Thirteen shall apply with like force and effect to any such prior covenants.

     Paragraph Twenty. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company and may be enforced by any subsidiary of the Company for whom Executive has provided services hereunder.

     Paragraph Twenty-One. As used in this Agreement, all terms of masculine gender shall be construed, where appropriate, to be of the feminine gender.

     Paragraph Twenty-Two. In the event either party sues to enforce its rights hereunder, the prevailing party in any such litigation shall have the right to have up to $100,000 of its reasonable attorneys fees and costs reimbursed by the other party.

                                 ACKNOWLEDGMENT

     The Executive and the Company, by its designated representative, hereby acknowledge that they have read and understand each of the provisions of this Agreement, that they have executed this

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Agreement voluntarily and with full knowledge of its significance, and that they intend to be fully bound by the same.

THE EXECUTIVE                          ARTHUR J. GALLAGHER & CO.


     /s/ Michael J. Cloherty                /s/ J. Patrick Gallagher, Jr.
---------------------------------      ---------------------------------------
                                       President

Witness:                               Attest:


       /s/ Marsha J. Akin                       /s/ Christine D. Greb
---------------------------------      ---------------------------------------

                                       Christine D. Greb
                                       Assistant Secretary

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                                                                      Schedule I

                          AJG FINANCIAL SERVICES, INC.
                                   BONUS PLAN

Investment banking, fund management and joint venture projects usually reward employees based on performance. Arthur J. Gallagher & Co. ("AJG"), on behalf of its subsidiaries and affiliates (collectively referred to as the "Company") follows a unique long-term investment strategy designed to accumulate capital and provide a long-term flow of cash and income. Our strategy is designed to maximize long-term returns and discourage any attempt to shorten the return periods through bookkeeping/accounting and/or buy versus sell decisions.

Recognizing the unique aspects of our Financial Services Division ("FSD"), we have designed a system to reward the contributing employees on a divisional/portfolio basis. This avoids any influence on the investment decision process either to make an investment or to liquidate it. A simple example is that it may be desirable to hold a long-term high yield investment even though it has a large unrecognized gain.

With this framework in mind, the following bonus plan was designed:

Effective in calendar year 2000 and future years, a bonus pool of 20% of extra-ordinary gains (as defined) will be accrued for payment to the FSD employees set
out below ("FSD Team Members") on qualified projects.   Subject to the
conditions provided below, each FSD Team Member shall be entitled to receive up to the percentage of the accrued bonus pool opposite their name.

     .  Michael J. Cloherty   30%
     .  David R. Long         25%
     .  Mark P. Strauch       25%
     .  Sally Wasikowski      20%

A. For investments initiated prior to January 1, 2001, extra-ordinary gains shall be defined to include the following items:

     1. Net recognized gains on the sale of tax credit investment projects and portfolios.

     2. 50% of unrealized annual gains on venture capital investments. This factor of 50% recognizes that losses can and do occur. For the purposes of this calculation, all investments will be marked to market. Public market valuations will be used where applicable. Otherwise:

          a. If a subsequent investor purchases 20% of an unlisted company, the value paid by the investor will be used.

          b. Without a public market or a subsequent investor, an appraisal will be obtained following the fifth year of investment.

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     3. Net realized gains on venture type investments (netting out the unrealized gains already recognized during the life of the project in #2 above). This avoids the doubling up effect of any dollars earned.

     4. Successful tax settlement gains related to investments made by FSD. For investments with little or no IRS involvement, the finalization of the Company's tax return audit will serve as the computation date. As of January 1, 2000, tax years 1996, 1997 and 1998 are still open to audit.

     5. Without including the items in #1 and #3 above (realized gains), the amount by which net investment income exceeds 10% of the adjusted capital base of the FSD. Adjusted capital base will include the Company's basis in specific itemized FSD projects (with the exception of those specifically excluded by notice under #7 below) and will not include corporate cash and restricted cash or its related fiduciary investment portfolio. For purposes of this calculation, income tax credits will be included as investment income at 1.5 times the dollars realized (this puts it on a pre-tax basis).

B. For investments initiated after January 1, 2001, extra-ordinary gains shall be defined to include the following items to the extent these items exceed 10% of the adjusted capital base of the post-2000 investments. Adjusted capital base will include the Company's basis in all itemized FSD projects (with the exception of those specifically excluded by notice under #7 below) and will not include corporate cash and restricted cash or its related fiduciary investment portfolio.

     1. Net recognized gains on the sale of tax credit investment projects and portfolios.

     2. 50% of unrealized annual gains on venture capital investments. This factor of 50% recognizes that losses can and do occur. For the purposes of this calculation, all investments will be marked to market. Public market valuations will be used where applicable.
          Otherwise:

          a. If a subsequent investor purchases 20% of an unlisted company, the value paid by the investor will be used.

          b. Without a public market or a subsequent investor, an appraisal will be obtained following the fifth year of investment.

     3. Net realized gains on venture type investments (netting out the unrealized gains already recognized during the life of the project in #2 above). This avoids the doubling up effect of any dollars earned.

     4. Successful tax settlement gains related to investments made by FSD. For investments with little or no IRS involvement, the finalization of the Company's tax return audit will serve as the computation date. As of January 1, 2000, tax years 1996, 1997 and 1998 are still open to audit.

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     5.   Without including the items in #1 and #3 above (realized gains), the amount of net investment income. For purposes of this calculation, income tax credits will be included as investment income at 1.5 times the dollars realized (this puts it on a pre-tax basis).

Nothing within the plan is meant to result in any "double counting" of income. It is the intention of the parties to only count gains one time regardless of the periods realized or used for bonus basis.

Recognizing that the parties intend to reward for performance and encourage long-term investment, FSD Team Members have agreed to:

1. A three-year payout of declared bonus dollars - 50% in year one, 25% in years two and three; payable on or before April 15 of each year.

2. Declare a bonus only when the Company recognizes its profit through the calculation of extra-ordinary gains and only on projects to which the FSD Team has contributed. Individual FSD Team Members will be credited with the designated percentage of extra-ordinary gain only on those projects that commenced while the Member was an employee of the Company. Employment by the Company is not a pre-requisite for payment on projects started during the term of employment for FSD Team Members. Both parties recognize this to be a compromise on percentage payouts versus project life and agree to the future payment terms regardless of future employment of the FSD Team Members by the Company, provided, however, that no bonus will be paid on projects started in the year the Member's employment with the Company terminates for any reason. If the Member is terminated for cause, then all deferred bonus and bonus on incomplete projects will be forfeited. A termination for cause shall include a termination based on management's determination that the Member has:

     a. Committed any dishonest or fraudulent act to the detriment of the Company;

     b. Been convicted of any crime involving moral turpitude or for any felony; or

     c. Violated any major Corporate policy or procedure established by management.

     If the Member's employment with the Company is terminated by the Company for reasons other than cause, or due to the death, disability or retirement of the Member, then the agreed bonus will be calculated and paid over the life of the project, to the Member or his or her estate, as the case may be, as if no termination had occurred. "Disability" means that the Member's medical condition, upon such termination, would qualify the Member to receive long term disability benefits under the Company's employee benefits plan. "Retirement" means that the Member terminates employment when the Member (i) is at least age 60, (ii) is immediately eligible to receive retirement benefits under the Company's pension plan, and (iii) has not committed any act which subsequently leads the Company's management to determine that the Member could have been terminated for cause. If the Member resigns and has not committed any act which subsequently leads the Company's management to determine that the Member could have been terminated for cause, then the agreed bonus will be calculated and paid over the life of the project, to the Member or his or her estate, as the case may be, until the aggregate of such post resignation payments related to all projects equal the lesser of 50% of the calculated bonus or Two Million Dollars ($2,000,000) and the

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     Member shall waive any right to receive any unpaid bonus amount in excess thereof, whether vested or unvested, declared or undeclared. Bonus accruals attributed to Members terminated for cause, or bonus accruals in excess of resignation payments, shall be distributed pro-rata to the remaining Members eligible to receive a distribution in the appropriate years. In this case, the FSD Team Members may receive percentage distributions higher than those set out above.

3. The bonus pool for FSD Team Members will be calculated on contribution and recommended by the FSD Compensation Committee. Michael J. Cloherty and David R. Long shall constitute the initial members of this committee. Final approval of the bonus calculation will always rest with the Chief Executive Officer of AJG in consultation with the Compensation Committee of AJG's Board of Directors. Final approved distributions for FSD Team Members shall be deemed vested for the life of the project. After the bonus pool amount has been calculated and announced for a given year, the FSD Team Members will meet and determine which, if any, of the other employees of the Company should participate in that year's distribution based upon their individual contribution, and the extent to which each such employee should participate. Such additional participation shall be deducted from the total bonus calculation prior to distribution to FSD Team Members. This list will be presented to the FSD Compensation Committee for consideration. The Chief Executive Officer of AJG, in consultation with AJG's Compensation Committee shall have final approval over such list. In no event can the proposed distribution to a non-FSD Team Member be greater than 30% of his/her current annual salary. In addition to the above, it is the intention of the parties to cap the annual aggregate bonus cash payout to FSD Team Members at $10,000,000. Bonus calculations in excess of the cap will be carried forward for payout in later years as will losses that are not offset by income in a given year. The Compensation Committee of AJG's Board of Directors reserves the right to increase (but not decrease) the cap or accelerate the payments to FSD Team Members.

4. Once distribution of the annual payout bonus pool is assigned to individual FSD Team Members, it cannot be reassigned in later years.

5. In the event of any disputes concerning the bonus calculation or determination of extra-ordinary gains, the Company shall retain Ernst & Young, LLP, to review this plan and the bonus accrual and calculations in dispute. All Company workpapers and correspondence will be made available to the FSD Team Members. Determination by Ernst & Young, LLP, will be considered final.

6. The Company reserves the right to terminate the plan for any given calendar year prior to the start of such year. Vested, declared and payouts already committed and projects already underway will not be affected by such termination.

7. The Company also reserves the right to specifically exclude any corporate investment from the bonus calculation, i.e. those investments where members of the FSD had little or no involvement in the creation, finding or recommendation of the investment. Notification of such determination will be made in writing within 120 days of the investment by the Chief Executive Officer of AJG.

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